Exhibit 10.7

FOURTH AMENDMENT TO CREDIT AGREEMENT

AND WAIVER

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND WAIVER (this “Fourth Amendment”) is made and entered into as of the 22nd day of April, 2016, by and among:

(i)          JAMES RIVER GROUP HOLDINGS, LTD., a Bermuda company (the former company name of which is Franklin Holdings (Bermuda), Ltd.), and JRG REINSURANCE COMPANY LTD., a regulated insurance company domiciled in Bermuda (each a “Borrower” and, collectively, the “Borrowers”);

(ii)         THE FINANCIAL INSTITUTIONS as signatory lender parties hereto and their successors and assigns (each a “Lender” and, collectively, the “Lenders”); and

(iii)        KEYBANK NATIONAL ASSOCIATION, a national banking association, in its capacity as “Administrative Agent” under the Credit Agreement (defined below).

Recitals:

A.           The Borrowers, the Lenders and the Administrative Agent and certain other parties are the parties to that certain Credit Agreement dated as of June 5, 2013, as amended by a First Amendment dated September 24, 2014, a Waiver Letter dated February 6, 2015, a Commitment Acceptance Agreement dated May 20, 2015, a Second Amendment dated December 15, 2015 and a Third Amendment dated December 30, 2015 (collectively, the “Credit Agreement”), pursuant to which, inter alia, the Lenders agreed, subject to the terms and conditions thereof, to advance Loans (as this and other capitalized terms used herein and not otherwise defined herein are defined in the Credit Agreement) to the Borrowers; and the Letter of Credit Issuer agreed, subject to the terms and conditions thereof, to issue Letters of Credit.

B.           The Borrowers have informed the Lender Parties that they recently became aware that, prior to April 13, 2016, an Event of Default occurred under clause (m) of Section 7.01 (Events of Default) because a Change in Control occurred under clause (b)(i) of the definition of such term when the Existing Investors ceased to own in the aggregate (i) a majority of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent and (ii) a majority of the aggregate equity value represented by the issued and outstanding Equity Interests in the Parent (the “Control Default”).

C.           The Borrowers have represented and warranted to the Lender Parties that, as of the close of business April 15, 2016, the Existing Investors owned in the aggregate approximately (i) 48.5% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent and (ii) 48.5% of the aggregate equity value represented by the issued and outstanding Equity Interests in the Parent.

D.           The Borrowers have also advised the Lender Parties that the Borrowers expect the Existing Investors’ ownership of the Parent’s Equity Interests to be reduced further on or shortly after the date hereof.

E.           The Borrowers have requested the Lenders to agree to:

(i)           an amendment to the definition of “Change in Control” and

(ii)          a waiver of (a) the Control Default and (b) any related Event of Default that may have occurred prior to the date hereof under clause (c) of Section 7.01 (Events of Default) of the Credit Agreement due to a representation or warranty by one or both of the Borrowers as to the absence of a Default being untrue solely by virtue of the existence of the Control Default (collectively with the Control Default, the “Control-Related Defaults”).

Agreements:

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual agreements hereinafter set forth, the Borrowers, the Lenders and the Administrative Agent, intending to be legally bound, hereby agree as follows:

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1.           Amendment to Credit Agreement. Subject to the terms and conditions of this Fourth Amendment, including, without limitation, Paragraph 3, below, clause (b) of the definition of “Change in Control” in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended and restated in its entirety to provide as follows:

(b)          at any time that any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any one or more of the Existing Investors, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this clause (b) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than any one or more of the following: (i) 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Parent and (ii) 30% of the aggregate economic interests represented by the issued and outstanding Equity Interests in the Parent;

2.           Waiver of Control-Related Defaults. (a) Subject to the terms and conditions of this Fourth Amendment, including, without limitation, Paragraph 3, below, the Lenders hereby waive each of the Control-Related Defaults.

(b)          The waivers provided for pursuant to sub-paragraph (a), above, (i) are limited to their express terms, (ii) shall not be deemed to be a waiver of any Default that may have existed on or prior to the date hereof, other than the Control-Related Defaults, or of any Default that may hereafter arise, whether under Section 7.01(m) of the Credit Agreement or otherwise, (iii) are not intended to, and shall not, establish any course of dealing between the Borrowers and the Lenders that is inconsistent with the express terms of the Credit Agreement, (iv) shall not operate as a waiver of any other right, power, or remedy of any Lender Party under the Credit Agreement or any other Loan Document, at law or in equity, and (v) shall not be construed as an agreement or understanding by the Lenders to grant any other waiver or other accommodation in the future with respect to any provision of the Credit Agreement or any other Loan Document.

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3.           Amendment Effective Date; Conditions Precedent. The amendment set forth in Paragraph 1, above, and the waivers set forth in Paragraph 2, above, shall not be effective unless and until the date on which all of the following conditions precedent have been satisfied (such date of effectiveness being the “Fourth Amendment Effective Date”):

(a)          Officer’s Certificate. On the Fourth Amendment Effective Date, after giving effect to the amendment set forth in Paragraph 1, above, and the waivers set forth in Paragraph 2, above, (i) there shall exist no Default, and a Financial Officer or other executive officer of each Borrower, on behalf of such Borrower, shall have delivered to the Administrative Agent written confirmation thereof dated as of the Fourth Amendment Effective Date, (ii) the representations and warranties of the Borrowers under Article 3 of the Credit Agreement and the representations and warranties of the Borrowers under Recital C, above, shall have been reaffirmed in writing by each Borrower as being true and correct in all material respects as of the Fourth Amendment Effective Date (unless and to the extent that any such representation and warranty is stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date), (iii) each Borrower shall have represented in writing that its execution, delivery and performance of this Fourth Amendment have been authorized by all necessary corporate or company action, and (iv) each Borrower shall have reaffirmed in writing that the Regulatory Condition Satisfaction remains effective.

(b)          Fourth Amendment. The Administrative Agent or the Special Counsel (defined below) shall have received from each Borrower and the Required Lenders either (i) a counterpart of this Fourth Amendment signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or email transmission of a signed

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signature page of this Fourth Amendment) that such party has signed and delivered a counterpart of this Fourth Amendment.

(c)          Guarantor Confirmations. Each of James River and James River UK shall have executed and delivered to the Administrative Agent a confirmation of its Payment Guaranty in form and substance reasonably satisfactory to the Administrative Agent, accompanied by such certifications regarding good standing and authorization as the Administrative Agent may reasonably request.

(d)          Agent Expenses. The Borrowers shall have paid or caused to be paid to the Administrative Agent all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including fees, charges and disbursements of the Special Counsel) required to be reimbursed or paid by the Borrowers hereunder, under any other Loan Document or under said fee letter agreement.

(e)          Legal Matters. All legal matters incident to this Fourth Amendment and the consummation of the transactions contemplated hereby shall be reasonably satisfactory to Squire Patton Boggs (US) LLP, Cleveland, Ohio, special counsel to the Administrative Agent (the “Special Counsel”).

Notwithstanding the foregoing, if the Fourth Amendment Effective Date has not occurred on or before April 30, 2016, this Fourth Amendment shall not become effective and shall be deemed of no further force and effect.

4.           No Other Modifications. Except as expressly provided in this Fourth Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and in full force and effect.

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5.           Confirmation of Obligations; Release. Each Borrower hereby affirms as of the date hereof all of its respective Debt and other obligations to each of the Lender Parties under and pursuant to the Credit Agreement and each of the other Loan Documents and that such Debt and other obligations are owed to each of the Lender Parties according to their respective terms. Each Borrower hereby affirms as of the date hereof that there are no claims or defenses to the enforcement by the Lender Parties of the Debt and other obligations of such Borrower to each of them under and pursuant to the Credit Agreement or any of the other Loan Documents.

6.           Administrative Agent’s Expense. The Borrowers agree to reimburse the Administrative Agent promptly for its reasonable invoiced out-of-pocket costs and expenses incurred in connection with this Fourth Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of the Special Counsel.

7.           Governing Law; Binding Effect. THIS FOURTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF THE BORROWERS, THE LENDERS AND THE ADMINISTRATIVE AGENT AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

8.           Counterparts. This Fourth Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart. Any party hereto may execute and deliver a counterpart of this Fourth Amendment by delivering by facsimile or email transmission a signature page of this Fourth Amendment signed by such party, and any such facsimile or email signature shall be treated in all respects as having the same effect as an original signature. Any party delivering by

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facsimile or email transmission a counterpart executed by it shall promptly thereafter also deliver a manually signed counterpart of this Fourth Amendment.

9.           Miscellaneous.

(a)          Upon the effectiveness of this Fourth Amendment, this Fourth Amendment shall be a Loan Document.

(b)          The invalidity, illegality, or unenforceability of any provision in or Obligation under this Fourth Amendment in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Fourth Amendment or of such provision or obligation in any other jurisdiction.

(c)          This Fourth Amendment and all other agreements and documents executed in connection herewith have been prepared through the joint efforts of all of the parties. Neither the provisions of this Fourth Amendment or any such other agreements and documents nor any alleged ambiguity shall be interpreted or resolved against any party on the ground that such party’s counsel drafted this Fourth Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Fourth Amendment and all other agreements and documents executed in connection herewith and therewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereby acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Fourth Amendment and all other agreements and documents executed in connection therewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect.

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(d)          The Obligations of the Borrowers hereunder are joint and several, all as more fully set forth in Article 10 of the Credit Agreement.

10.         Waiver of Jury Trial. Each of the parties to this Fourth Amendment hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) arising out of or relating to this Fourth Amendment, the other LOAN Documents or the transactions contemplated hereby or thereby. Each party hereto hereby (a) certifies that no representative, agent or attorney oF any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other parties hereto have been induced to enter into this Fourth Amendment by, among other things, the mutual waivers and certificatION in this section.

[No additional provisions are on this page; the page next following is the signature page.]

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IN WITNESS WHEREOF, the Borrowers, the Lenders and the Administrative Agent have hereunto set their hands as of the date first above written.

BORROWERS

JAMES RIVER GROUP HOLDINGS, LTD.

By:	/s/ Robert P. Myron
Robert P. Myron, President and Chief Operating Officer

JRG REINSURANCE COMPANY LTD.

By:	/s/ Kevin Copeland
Kevin Copeland, Chief Financial Officer

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ADMINISTRATIVE AGENT

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent as Lender

By:	/s/ James Cribbet
James Cribbet, Senior Vice President

LENDERS

KEYBANK NATIONAL ASSOCIATION,
as Lender

By:	/s/ James Cribbet
James Cribbet, Senior Vice President

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[Lender Signatures Continued]

SUNTRUST BANK,
as Lender

By:	/s/ Paula Mueller
Name: Paula Mueller
Title: Director

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[Lender Signatures Continued]

BANK OF MONTREAL, CHICAGO BRANCH,
as Lender

By:	/s/ Debra Basler
Name: Debra Basler
Title: Managing Director

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[Lender Signatures Continued]

THE BANK OF NOVA SCOTIA,
as Lender

By:	/s/ Kevin Chan
Name: Kevin Chan
Title: Director

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[Lender Signatures Continued]

THE BANK OF N.T. BUTTERFIELD & SON LIMITED, as Lender

By:	/s/ Alan Day
Name: Alan Day
Title: Vice President

And:	/s/ Raymond Long
Name: Raymond Long
Title: Vice President

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[Lender Signatures Continued]

FIRST TENNESSEE BANK, N.A.,
as Lender

By:	/s/ Keith A. Sherman
Name: Keith A. Sherman
Title: Senior Vice President

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[Lender Signatures Continued]

YADKIN BANK, as Lender

By:	/s/ Jeff Hendrick
Name: Jeff Hendrick
Title: Vice President

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